UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-42750	N/A
(Commission File Number)	(IRS Employer Identification No.)

3123-595 Burrard Street Vancouver, British Columbia, Canada	V7X 1J1
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

As previously disclosed, NexMetals Mining Corp. (the “Company”) entered into that certain Executive Employment Agreement with Morgan Lekstrom on March 18, 2025 (the “Employment Agreement”), pursuant to which Mr. Lekstrom agreed to serve as the Company’s Chief Executive Officer and member of the board of directors of the Company (the “Board”). On December 12, 2025, the Company and Mr. Morgan Lekstrom mutually agreed that Mr. Lekstrom would cease to serve as Chief Executive Officer of the Company effective January 31, 2026, but will continue to serve as a member of the Board.

In connection with above, Mr. Lekstrom and the Company entered into a Transition Agreement dated December 14, 2025 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Lekstrom will be paid all outstanding accrued wages and vacation earned but not taken to January 31, 2026, plus a lump sum of CAD$500,000. Further, in the event that that a Change of Control (as defined in the Employment Agreement) of the Company occurs on or before December 31, 2026, Mr. Lekstrom will be entitled to receive an amount of CAD$685,000, being the difference between the amount he would have received had his employment with the Company been terminated within eighteen (18) months of a Change of Control pursuant to the terms of the Employment Agreement and CAD$500,000.00.

All share options (“Options”) previously awarded to Mr. Lekstrom were vested as at the date of the Transition Agreement. Mr. Lekstrom will have the right to exercise the Options for a period of twelve (12) months following the date on which he ceases to be either a member of the Board or providing consulting services to the Company. All restricted share units (“RSUs”) previously awarded to Mr. Lekstrom shall continue to vest in the ordinary course as long as Mr. Lekstrom continues to be a member of the Board or provides consulting services to the Company.

Pursuant to the Transition Agreement, if Mr. Lekstrom elects to resign from the Board prior to November 18, 2028, the Company will provide Mr. Lekstrom with the opportunity to provide consulting services to the Company following his term as a member of the Board pursuant to the terms of a consulting services agreement to be entered into which will allow the Company, on an as-needed basis at an hourly rate of CAD$500.00, to request the services of Mr. Lekstrom to November 18, 2028, during which term the RSUs shall continue to vest in accordance with their original grant terms. If Mr. Lekstrom elects not to enter into such consulting services agreement or if Mr. Lekstrom elects to terminate such consulting services agreement prior to November 18, 2028, any vested RSUs will be settled through the issuance of shares by the Company and any RSUs not yet vested will be cancelled.

In the event a majority of Board members vote in favour of a resolution requesting that Mr. Lekstrom resign from the Board prior to November 18, 2026, the Company will provide Mr. Lekstrom with the opportunity to provide consulting services to the Company following his term as a member of the Board pursuant to the terms of a consulting services agreement to be entered into which will allow the Company, on an as-needed basis at an hourly rate of CAD$500.00, to request the services of Mr. Lekstrom to November 18, 2026, and during which term the RSUs shall continue to vest in accordance with their original grant terms. Provided Mr. Lekstrom does not terminate the consulting services agreement prior to November 18, 2026, any RSUs not yet vested at November 18, 2026, will accelerate and vest and will be settled through the issuance of shares by the Company.

The Transition Agreement contains customary indemnification and release provisions. The foregoing summary is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Appointment of New Chief Executive Officer

On December 12, 2025, the Board approved the appointment of Mr. Sean Whiteford as Chief Executive Officer effective January 31, 2026. Mr. Whiteford, age 57, brings over 30 years of experience in exploration, operational and business development roles across a wide range of commodities and geographies, including most recently as President of the Company. As President since March 2023, he has helped guide the Company’s strategic direction and provided oversite on all aspects of the Botswana projects. From April 2009 to March 2016, he held senior executive roles at Cliffs Natural Resources Inc., including Vice President of Exploration and Vice President of Eastern Canada Operations. Earlier in his career, Mr. Whiteford held senior technical and operational positions with Rio Tinto and began his professional career with BHP Group Limited.

In addition to his executive experience, Mr. Whiteford served as a director of the Company from June 2022 to March 2023 and previously served as a director of Zenyatta Ventures from January 2017 to April 2018. Mr. Whiteford holds a Bachelor of Science degree in Geology from the University of Windsor, is a member of the Australian Institute of Mining and Metallurgy, and has completed the Advanced Management Program at Columbia Business School.

There is no family relationship between Mr. Whiteford and any director or executive officer of the Company. There are no transactions between Mr. Whiteford and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On December 15, 2025, the Company issued a news release announcing that, following a transitional period, effective January 31, 2026, Mr. Morgan Lekstrom will be stepping down as Chief Executive Officer and will continue to serve the Company on the Board. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Transition Agreement dated December 14, 2025, by and between the Company and Morgan Lekstrom.

99.1	Press Release dated December 15, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Brett MacKay
Brett MacKay Chief Financial Officer

Date: December 18, 2025